Exhibit 99.1

Investor Contact: Jeremy Cohen

Investor.Relations@Covista.com

+1 312-906-6600

Media Contact: Maureen Bender

CovistaMedia@Covista.com

+1 313-319-4732

Covista Third Quarter Fiscal Year 2026 Results;

Raises Fiscal Year 2026 Revenue and Adjusted Earnings Per Share Guidance

Total enrollment up 6.8% YoY, with Chamberlain returning to positive total enrollment growth

Surpassed 100,000 students including record enrollment at Chamberlain and Walden

Revenue up 4.5% YoY; revenue up 8.4% YoY when adjusted for Walden one-week academic shift

Third quarter highlights

●	Total student enrollment 100,585, up 6.8% year-over-year, achieved 11th straight quarter of growth
●	Revenue $487.0 million, up 4.5% year-over-year; up 8.4% year-over-year when adjusted for Walden one-week academic shift
●	Chamberlain University returned to positive total enrollment growth, delivered the highest enrollment in university history, and achieved 15th straight quarter of pre-licensure BSN total enrollment growth
●	Walden University achieved 11th straight quarter of total enrollment growth, up 12.3% year-over-year, highest total enrollment in university history
●	GAAP net income $41.6 million; adjusted EBITDA $127.9 million

Capital allocation

●	Repurchased $66 million of shares in the third quarter
●	Refinanced outstanding debt, consolidating into $510 million Term Loan B at attractive rates and extending maturity to 2033
●	Net leverage of 0.7x as of Mar. 31, 2026

Increased fiscal year 2026 guidance

●	Revenue of $1,930 million to $1,945 million, or approximately 8% to 9% growth year-over-year, and from a previous range of $1,900 million to $1,940 million
●	Adjusted earnings per share of $7.95 to $8.15, or approximately 19% to 22% growth year-over-year, and from a previous range of $7.80 to $8.00

CHICAGO – May 7, 2026 – Covista Inc. (NYSE: CVSA), the largest healthcare educator in the United States, today reported third quarter fiscal year 2026 results (ended Mar. 31, 2026). The Company continues to execute on its Growth with Purpose strategy, leading the transformation of higher education by training the next generation of healthcare professionals at an industry-leading scale.

“The country needs more nurses, physicians, and behavioral health professionals than the current system is on pace to produce. Covista is helping close that gap. This quarter shows the strength of our model: more than 100,000 students and growth across every segment, including a return to enrollment growth at Chamberlain,” said Steve Beard, Chairman and Chief Executive Officer, Covista. “We educate practitioners, and we are increasingly connecting them to the healthcare systems that need them most. We are raising guidance because execution is translating into results. The need is urgent, our role is clear, and the opportunity ahead is significant.”

Financial Highlights

Selected financial data for the three months ended Mar. 31, 2026:

●	Revenue of $487.0 million increased 4.5% compared with the prior year
●	Operating income of $91.3 million, compared with $90.5 million in the prior year; adjusted operating income of $102.2 million, compared with $105.4 million in the prior year
●	Net income of $41.6 million, compared with $60.8 million in the prior year; adjusted net income of $69.0 million, compared with $73.3 million in the prior year
●	Diluted earnings per share of $1.20, compared with $1.59 in the prior year; adjusted earnings per share of $1.98, compared with $1.92 in the prior year
●	Adjusted EBITDA of $127.9 million, compared with $127.8 million in the prior year; adjusted EBITDA margin of 26.3%, compared with 27.4% in the prior year

Business Highlights

●	Chamberlain University continues to make progress with its campus expansion strategy, with six new campuses currently in progress, of which two received full regulatory approval and are expected to start classes during the first half of fiscal year 2027.
●	Walden University continues to expand student programming; programs launched heading into the 2026 academic year have enrolled more than 1,400 students. In addition, we received approval for seven new programs, including three that are starting to enroll students: B.S. Special Education, B.S. Integrative Health, and a Post-Master’s Certificate in Palliative Care.
●	American University of the Caribbean School of Medicine (AUC) and Ross University School of Medicine (RUSM) achieved a combined 97% first-time residency attainment rate[1] for the 2025-2026 graduating class, marking the fifth consecutive year with a first-time residency attainment rate of at least 95% for each school. In 2026, AUC and RUSM combined to place more than 750 students and graduates into over 400 unique healthcare facilities with more than 110 students and graduates securing positions at partner clinical hospitals.
●	Ross University School of Veterinary Medicine (RUSVM) continues to be a top university in total graduates matched into highly competitive internships and residencies in 2026 through the Veterinary Internship and Residency Matching Program. For the last six years, RUSVM has been among the top schools for number of graduates matched into postgraduate opportunities, providing invaluable clinical experience in specialized fields such as surgery, cardiology, internal medicine and emergency care.
●	In partnership with Google Cloud, Covista launched healthcare-specific AI professional certificates across all five of its institutions—covering AI applications in clinical practice, responsible use, and patient safety. The credentials have generated immediate demand with more than 4,000 learners enrolled to date, underscoring how urgently the health professions are seeking AI fluency.

Segment Highlights

Chamberlain

	Three Months Ended
$ in millions	March 31,
	2026	2025	% Change
Revenue	$197.0	$192.6	2.3%
Operating Income	$47.7	$47.5	0.4%
Adj. Operating Income	$47.9	$47.5	0.8%
Adj. EBITDA	$58.5	$56.8	2.9%
Total Students (2)	40,767	40,564	0.5%

●	Total student enrollment increased 0.5% compared with the prior year, driven by growth in pre-licensure nursing.

Walden

	Three Months Ended
$ in millions	March 31,
	2026	2025	% Change
Revenue	$186.6	$178.4	4.6%
Operating Income	$39.5	$45.2	(12.5)%
Adj. Operating Income	$42.4	$48.0	(11.7)%
Adj. EBITDA	$49.7	$54.0	(7.9)%
Total Students (2)	54,474	48,526	12.3%

●	Total student enrollment increased 12.3% compared with the prior year, driven by growth in healthcare and non-healthcare programs.

Medical and Veterinary

	Three Months Ended
$ in millions	March 31,
	2026	2025	% Change
Revenue	$103.5	$95.0	8.9%
Operating Income	$21.1	$17.8	18.7%
Adj. Operating Income	$21.5	$17.9	20.0%
Adj. EBITDA	$27.5	$22.9	20.1%
Total Students (2)	5,344	5,133	4.1%

●	Total student enrollment increased 4.1% compared with the prior year, driven by growth in both medical and veterinary.

Fiscal Year 2026 Outlook

Covista raised its revenue guidance for fiscal year 2026 from a range of $1,900 million to $1,940 million, or approximately 6% to 8.5% growth year-over-year, to a range of $1,930 million to $1,945 million, or approximately 8% to 9% growth year-over-year. Covista also raised its adjusted earnings per share guidance from a range of $7.80 to $8.00, or approximately 17% to 20% growth year-over-year, to a range of $7.95 to $8.15, or approximately 19% to 22% growth year-over-year.

Conference Call and Webcast Information

Covista will hold a conference call to discuss its third quarter fiscal year 2026 results today at 4:00 p.m. CT (5:00 p.m. ET).

The call can be accessed by dialing +1 877-407-6184 (U.S. participants) or +1 201-389-0877 (international participants) and stating “Covista earnings call” or by using conference ID:13759299. The call will be simulcast through the Covista investor relations website at: https://investors.covista.com.

Covista will archive a replay of the call for 30 days. To access the replay, dial +1 877-660-6853 (U.S.) or +1 201-612-7415 (international), conference ID: 13759299, or visit the Covista investor relations website.

About Covista

Covista (NYSE: CVSA) is America's largest healthcare educator, serving more than 100,000 students and supported by a community of 385,000 alumni across five accredited institutions. Through personalized, tech-enabled education powered by 10,000 faculty and colleagues, Covista expands access to healthcare careers and addresses the U.S. healthcare workforce shortage at scale. Covista is the parent company of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. For more information, visit Covista.com and follow us on LinkedIn, Instagram and YouTube.

Cautionary Disclosure Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding Covista’s future growth. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “potential,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. Important factors that could cause actual results to differ materially from the expectations expressed or implied by our forward-looking statements are disclosed in Item 1A. “Risk Factors,” of our Annual Report on Form 10-K. You should evaluate forward-looking statements in the context of these risks and uncertainties and are cautioned to not place undue reliance on such forward-looking statements. We caution you that these factors, performance or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements are based on information available to use as of the date any such statements are made, and Covista assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized, except as required by law.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Covista's results in accordance with GAAP.

1.	Percent of students attaining a 2026-27 residency position out of all graduates or expected graduates in 2025-26 who were active applicants in the 2026 NRMP match or who attained a residency position outside the NRMP match.
2.	Represents total students attending sessions during each institution’s most recent enrollment period in Q3 FY 2026 and Q3 FY 2025.

###

Covista Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 31,	June 30,
	2026	2025
Assets:
Current assets:
Cash and cash equivalents	$146,977	$199,601
Restricted cash	1,862	1,563
Accounts and financing receivables, net	175,924	146,189
Prepaid expenses and other current assets	78,992	68,837
Total current assets	403,755	416,190
Noncurrent assets:
Property and equipment, net	276,972	256,131
Operating lease assets	201,079	191,194
Deferred income taxes	—	32,956
Intangible assets, net	757,059	765,474
Goodwill	961,262	961,262
Other assets, net	137,300	129,145
Total noncurrent assets	2,333,672	2,336,162
Total assets	$2,737,427	$2,752,352
Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$97,261	$105,017
Accrued payroll and benefits	75,093	76,374
Accrued liabilities	92,846	77,286
Deferred revenue	276,192	214,091
Current operating lease liabilities	35,230	35,159
Current portion of long-term debt	3,825	—
Total current liabilities	580,447	507,927
Noncurrent liabilities:
Long-term debt	495,644	552,669
Long-term operating lease liabilities	201,595	186,172
Deferred income taxes	58,731	31,856
Other liabilities	36,905	40,103
Total noncurrent liabilities	792,875	810,800
Total liabilities	1,373,322	1,318,727
Commitments and contingencies
Total shareholders' equity	1,364,105	1,433,625
Total liabilities and shareholders' equity	$2,737,427	$2,752,352

Covista Inc.

Consolidated Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Revenue	$487,030	$466,055	$1,452,703	$1,331,184
Operating cost and expense:
Cost of educational services	210,719	199,869	616,911	572,500
Student services and administrative expense	184,106	175,167	542,631	491,141
Restructuring expense	863	510	5,228	2,926
Total operating cost and expense	395,688	375,546	1,164,770	1,066,567
Operating income	91,342	90,509	287,933	264,617
Interest expense	(13,629)	(13,074)	(35,636)	(41,465)
Other income, net	232	1,898	4,422	6,779
Income from continuing operations before income taxes	77,945	79,333	256,719	229,931
Provision for income taxes	(19,963)	(18,539)	(61,504)	(51,716)
Income from continuing operations	57,982	60,794	195,215	178,215
Discontinued operations:
(Loss) income from discontinued operations before income taxes	(21,860)	52	(20,810)	6,216
Benefit from (provision for) income taxes	5,515	(14)	5,440	(1,578)
(Loss) income from discontinued operations	(16,345)	38	(15,370)	4,638
Net income and comprehensive income	$41,637	$60,832	$179,845	$182,853

Earnings (loss) per share:
Basic:
Continuing operations	$1.69	$1.64	$5.52	$4.76
Discontinued operations	$(0.48)	$0.00	$(0.43)	$0.12
Total basic earnings per share	$1.21	$1.64	$5.08	$4.88
Diluted:
Continuing operations	$1.67	$1.59	$5.42	$4.62
Discontinued operations	$(0.47)	$0.00	$(0.43)	$0.12
Total diluted earnings per share	$1.20	$1.59	$4.99	$4.74

Weighted-average shares outstanding:
Basic shares	34,283	37,140	35,381	37,434
Diluted shares	34,782	38,233	36,031	38,583

Covista Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended
	March 31,
	2026	2025
Operating activities:
Net income	$179,845	$182,853
Loss (income) from discontinued operations	15,370	(4,638)
Income from continuing operations	195,215	178,215
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	31,103	31,181
Amortization and impairments to operating lease assets	21,004	25,330
Depreciation	32,627	30,267
Amortization of acquired intangible assets	8,415	8,415
Amortization and write-off of debt discount and issuance costs	6,961	4,995
Provision for bad debts	48,853	46,854
Deferred income taxes	65,318	19,994
Loss on disposals and impairments of property and equipment	605	2,522
Gain on investments	(561)	(268)
Changes in assets and liabilities:
Accounts and financing receivables	(76,271)	(80,613)
Prepaid expenses and other current assets	(896)	5,727
Cloud computing implementation assets	(10,087)	(21,959)
Accounts payable	(12,607)	(9,978)
Accrued payroll and benefits	(1,136)	1,406
Accrued liabilities	(10,168)	(10,449)
Deferred revenue	66,322	66,081
Operating lease liabilities	(15,395)	(17,839)
Other assets and liabilities	(2,888)	(6,068)
Net cash provided by operating activities-continuing operations	346,414	273,813
Net cash provided by operating activities-discontinued operations	45	4,394
Net cash provided by operating activities	346,459	278,207
Investing activities:
Capital expenditures	(50,882)	(31,337)
Proceeds from sales of marketable securities	2,314	3,120
Purchases of marketable securities	(2,313)	(2,048)
Payment for investment in business	(5,000)	—
Net cash used in investing activities	(55,881)	(30,265)
Financing activities:
Proceeds from exercise of stock options	131	10,008
Employee taxes paid on withholding shares	(42,074)	(12,457)
Proceeds from stock issued under Colleague Stock Purchase Plan	1,305	922
Repurchases of common stock for treasury	(239,866)	(146,436)
Borrowings under long-term debt obligations	844,450	9,873
Repayments under long-term debt obligations	(895,283)	(109,873)
Payment of debt issuance and extinguishment costs	(11,566)	—
Net cash used in financing activities	(342,903)	(247,963)
Net decrease in cash, cash equivalents and restricted cash	(52,325)	(21)
Cash, cash equivalents and restricted cash at beginning of period	201,164	221,202
Cash, cash equivalents and restricted cash at end of period	$148,839	$221,181

Covista Inc.

Segment Revenue

(unaudited)

(in thousands)

	Three Months Ended				Nine Months Ended
	March 31,				March 31,
			Increase/(Decrease)				Increase/(Decrease)
	2026	2025	$	%	2026	2025	$	%
Revenue:
Chamberlain	$196,963	$192,592	$4,371	2.3%	$559,996	$541,508	$18,488	3.4%
Walden (1)	186,575	178,418	8,157	4.6%	594,097	511,237	82,860	16.2%
Medical and Veterinary	103,492	95,045	8,447	8.9%	298,610	278,439	20,171	7.2%
Consolidated (1)	$487,030	$466,055	$20,975	4.5%	$1,452,703	$1,331,184	$121,519	9.1%
(1)	Walden revenue for the third quarter of fiscal year 2026 was impacted by a shift of one academic week from the third quarter to the second quarter, which resulted in $18.0 million of revenue being recognized during the second quarter of fiscal year 2026. Including the $18.0 million revenue timing impact in the third quarter of fiscal year 2026, Walden segment revenue would have increased 14.7%, or $26.2 million, to $204.6 million and consolidated revenue would have increased 8.4%, or $39.0 million, to $505.0 million.

Covista Inc.

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Covista’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Adjusted net income (most comparable GAAP measure: net income) – Measure of Covista’s net income adjusted for restructuring expense, amortization of acquired intangible assets, strategic advisory costs, loss on debt extinguishment, litigation reserve, asset impairments, debt modification costs, and loss (income) from discontinued operations.

Adjusted earnings per share (most comparable GAAP measure: diluted earnings per share) – Measure of Covista’s diluted earnings per share adjusted for restructuring expense, amortization of acquired intangible assets, strategic advisory costs, loss on debt extinguishment, litigation reserve, asset impairments, debt modification costs, and loss (income) from discontinued operations.

Adjusted operating income (most comparable GAAP measure: operating income) – Measure of Covista’s operating income adjusted for restructuring expense, amortization of acquired intangible assets, litigation reserve, asset impairments, strategic advisory costs, and debt modification costs.

Adjusted EBITDA (most comparable GAAP measure: net income) – Measure of Covista’s net income adjusted for loss (income) from discontinued operations, interest expense, other income, net, provision for income taxes, depreciation, amortization of acquired intangible assets, amortization of cloud computing implementation assets, stock-based compensation, restructuring expense, litigation reserve, asset impairments, strategic advisory costs, and debt modification costs. Provision for income taxes, interest expense, and other income, net are not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with adjusted operating income.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as long-term debt less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:

●	Restructuring expense primarily related to workforce reductions, costs to exit certain course offerings, and prior real estate consolidations at Covista’s home office. We do not include normal, recurring, cash operating expenses in our restructuring expense.
●	Amortization of acquired intangible assets.
●	Amortization of cloud computing implementation assets.
●	Strategic advisory costs related to expanding capabilities and bringing new capacities to market to further enhance our strategic position. We do not include normal, recurring, cash operating expenses in our strategic advisory costs.
●	Reserves related to significant litigation.
●	Loss on debt extinguishment related to amendments and repayments of our Senior Secured Notes due 2028, Term Loan B, and Revolver.
●	Asset impairments related to adjusting certain operating lease assets and property and equipment as a result of adjusting carrying values to fair values.
●	Debt modification costs related to refinancing our Term Loan B.
●	Loss (income) from discontinued operations includes activity from ongoing litigation costs and settlements related to divestitures and the earn-outs we received.

Covista Inc.

Adjusted Operating Income

(unaudited)

(in thousands)

	Three Months Ended				Nine Months Ended
	March 31,				March 31,
			Increase/(Decrease)				Increase/(Decrease)
	2026	2025	$	%	2026	2025	$	%
Chamberlain:
Operating income	$47,696	$47,516	$180	0.4%	$105,302	$115,716	$(10,414)	(9.0)%
Restructuring expense	199	(23)	222		2,024	1,912	112
Adjusted operating income	$47,895	$47,493	$402	0.8%	$107,326	$117,628	$(10,302)	(8.8)%
Operating margin	24.2%	24.7%			18.8%	21.4%
Adjusted operating margin	24.3%	24.7%			19.2%	21.7%

Walden:
Operating income	$39,540	$45,194	$(5,654)	(12.5)%	$168,035	$133,929	$34,106	25.5%
Restructuring expense	31	—	31		460	—	460
Amortization of acquired intangible assets	2,805	2,805	—		8,415	8,415	—
Litigation reserve	—	—	—		—	(5,550)	5,550
Adjusted operating income (1)	$42,376	$47,999	$(5,623)	(11.7)%	$176,910	$136,794	$40,116	29.3%
Operating margin	21.2%	25.3%			28.3%	26.2%
Adjusted operating margin (1)	22.7%	26.9%			29.8%	26.8%

Medical and Veterinary:
Operating income	$21,127	$17,800	$3,327	18.7%	$62,454	$53,934	$8,520	15.8%
Restructuring expense	375	121	254		855	236	619
Adjusted operating income	$21,502	$17,921	$3,581	20.0%	$63,309	$54,170	$9,139	16.9%
Operating margin	20.4%	18.7%			20.9%	19.4%
Adjusted operating margin	20.8%	18.9%			21.2%	19.5%

Home Office:
Operating loss	$(17,021)	$(20,001)	$2,980	14.9%	$(47,858)	$(38,962)	$(8,896)	(22.8)%
Restructuring expense	258	412	(154)		1,889	778	1,111
Asset impairments	—	6,442	(6,442)		—	6,442	(6,442)
Strategic advisory costs	7,238	5,100	2,138		17,032	5,100	11,932
Debt modification costs	—	—	—		—	712	(712)
Adjusted operating loss	$(9,525)	$(8,047)	$(1,478)	(18.4)%	$(28,937)	$(25,930)	$(3,007)	(11.6)%

Covista:
Operating income (GAAP) (1)	$91,342	$90,509	$833	0.9%	$287,933	$264,617	$23,316	8.8%
Restructuring expense	863	510	353		5,228	2,926	2,302
Amortization of acquired intangible assets	2,805	2,805	—		8,415	8,415	—
Litigation reserve	—	—	—		—	(5,550)	5,550
Asset impairments	—	6,442	(6,442)		—	6,442	(6,442)
Strategic advisory costs	7,238	5,100	2,138		17,032	5,100	11,932
Debt modification costs	—	—	—		—	712	(712)
Adjusted operating income (non-GAAP) (1)	$102,248	$105,366	$(3,118)	(3.0)%	$318,608	$282,662	$35,946	12.7%
Operating margin (GAAP) (1)	18.8%	19.4%			19.8%	19.9%
Adjusted operating margin (non-GAAP) (1)	21.0%	22.6%			21.9%	21.2%
(1)	Walden revenue for the third quarter of fiscal year 2026 was impacted by a shift of one academic week from the third quarter to the second quarter, which resulted in $18.0 million of revenue being recognized during the second quarter of fiscal year 2026. Including the $18.0 million revenue timing impact in the third quarter of fiscal year 2026, Walden adjusted operating income would have increased 25.8%, or $12.4 million, to $60.4 million and Walden adjusted operating margin would have been 29.5%. Similarly, consolidated operating income would have increased 20.8%, or $18.8 million, to $109.4 million and consolidated adjusted operating income would have increased 14.1%, or $14.9 million, to $120.3 million. Consolidated operating margin would have been 21.7% and consolidated adjusted operating margin would have been 23.8%.

Covista Inc.

Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended				Nine Months Ended
	March 31,				March 31,
			Increase/(Decrease)				Increase/(Decrease)
	2026	2025	$	%	2026	2025	$	%
Chamberlain:
Adjusted operating income (GAAP)	$47,895	$47,493	$402	0.8%	$107,326	$117,628	$(10,302)	(8.8)%
Depreciation	6,027	5,350	677		17,108	16,184	924
Amortization of cloud computing implementation assets	2,073	786	1,287		5,620	2,253	3,367
Stock-based compensation	2,465	3,178	(713)		8,709	10,290	(1,581)
Adjusted EBITDA (non-GAAP)	$58,460	$56,807	$1,653	2.9%	$138,763	$146,355	$(7,592)	(5.2)%
Adjusted EBITDA margin (non-GAAP)	29.7%	29.5%			24.8%	27.0%
Walden:
Adjusted operating income (GAAP)	$42,376	$47,999	$(5,623)	(11.7)%	$176,910	$136,794	$40,116	29.3%
Depreciation	2,075	1,951	124		6,089	5,428	661
Amortization of cloud computing implementation assets	1,918	763	1,155		5,023	2,242	2,781
Stock-based compensation	3,374	3,288	86		10,264	9,354	910
Adjusted EBITDA (non-GAAP) (1)	$49,743	$54,001	$(4,258)	(7.9)%	$198,286	$153,818	$44,468	28.9%
Adjusted EBITDA margin (non-GAAP) (1)	26.7%	30.3%			33.4%	30.1%
Medical and Veterinary:
Adjusted operating income (GAAP)	$21,502	$17,921	$3,581	20.0%	$63,309	$54,170	$9,139	16.9%
Depreciation	3,109	2,785	324		8,936	8,098	838
Amortization of cloud computing implementation assets	720	304	416		1,836	902	934
Stock-based compensation	2,129	1,848	281		6,221	5,613	608
Adjusted EBITDA (non-GAAP)	$27,460	$22,858	$4,602	20.1%	$80,302	$68,783	$11,519	16.7%
Adjusted EBITDA margin (non-GAAP)	26.5%	24.0%			26.9%	24.7%
Home Office:
Adjusted operating loss	$(9,525)	$(8,047)	$(1,478)	(18.4)%	$(28,937)	$(25,930)	$(3,007)	(11.6)%
Depreciation	166	188	(22)		494	557	(63)
Stock-based compensation	1,603	1,949	(346)		5,909	5,924	(15)
Adjusted EBITDA	$(7,756)	$(5,910)	$(1,846)	(31.2)%	$(22,534)	$(19,449)	$(3,085)	(15.9)%
Covista:
Net income (GAAP)	$41,637	$60,832	$(19,195)	(31.6)%	$179,845	$182,853	$(3,008)	(1.6)%
Loss (income) from discontinued operations	16,345	(38)	16,383		15,370	(4,638)	20,008
Interest expense	13,629	13,074	555		35,636	41,465	(5,829)
Other income, net	(232)	(1,898)	1,666		(4,422)	(6,779)	2,357
Provision for income taxes	19,963	18,539	1,424		61,504	51,716	9,788
Depreciation and amortization	18,893	14,932	3,961		53,521	44,079	9,442
Stock-based compensation	9,571	10,263	(692)		31,103	31,181	(78)
Restructuring expense	863	510	353		5,228	2,926	2,302
Litigation reserve	—	—	—		—	(5,550)	5,550
Asset impairments	—	6,442	(6,442)		—	6,442	(6,442)
Strategic advisory costs	7,238	5,100	2,138		17,032	5,100	11,932
Debt modification costs	—	—	—		—	712	(712)
Adjusted EBITDA (non-GAAP) (1)	$127,907	$127,756	$151	0.1%	$394,817	$349,507	$45,310	13.0%
Adjusted EBITDA margin (non-GAAP) (1)	26.3%	27.4%			27.2%	26.3%
(1)	Walden revenue for the third quarter of fiscal year 2026 was impacted by a shift of one academic week from the third quarter to the second quarter, which resulted in $18.0 million of revenue being recognized during the second quarter of fiscal year 2026. Including the $18.0 million revenue timing impact in the third quarter of fiscal year 2026, Walden adjusted EBITDA would have increased 25.5%, or $13.8 million, to $67.8 million and Walden adjusted EBITDA margin would have been 33.1%. Similarly, consolidated adjusted EBITDA would have increased 14.2%, or $18.2 million, to $145.9 million and consolidated adjusted EBITDA margin would have been 28.9%.

Covista Inc.

Adjusted Earnings

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Net income (GAAP)	$41,637	$60,832	$179,845	$182,853
Restructuring expense	863	510	5,228	2,926
Amortization of acquired intangible assets	2,805	2,805	8,415	8,415
Strategic advisory costs	7,238	5,100	17,032	5,100
Loss on debt extinguishment, litigation reserve, asset impairments, and debt modification costs	3,828	8,180	4,810	3,342
Income tax impact on non-GAAP adjustments (1)	(3,676)	(4,134)	(8,822)	(4,821)
Loss (income) from discontinued operations	16,345	(38)	15,370	(4,638)
Adjusted net income (non-GAAP)	$69,040	$73,255	$221,878	$193,177
(1)	Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Diluted earnings per share (GAAP)	$1.20	$1.59	$4.99	$4.74
Effect on diluted earnings per share:
Restructuring expense	0.02	0.01	0.15	0.08
Amortization of acquired intangible assets	0.08	0.07	0.23	0.22
Strategic advisory costs	0.21	0.13	0.47	0.13
Loss on debt extinguishment, litigation reserve, asset impairments, and debt modification costs	0.11	0.21	0.13	0.09
Income tax impact on non-GAAP adjustments (1)	(0.11)	(0.11)	(0.24)	(0.12)
Loss (income) from discontinued operations	0.47	(0.00)	0.43	(0.12)
Adjusted earnings per share (non-GAAP)	$1.98	$1.92	$6.16	$5.01
Diluted shares	34,782	38,233	36,031	38,583

Note: May not sum due to rounding.

(1)	Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Covista Inc.

Free Cash Flow

(unaudited)

(in thousands)

	Twelve Months Ended
	FY25	FY25	FY26	FY26	FY26
	Q3	Q4	Q1	Q2	Q3
Net cash provided by operating activities-continuing operations (GAAP)	$335,069	$333,734	$374,796	$427,890	$406,335
Capital expenditures	(47,914)	(50,327)	(55,936)	(59,880)	(69,872)
Free cash flow (non-GAAP)	$287,155	$283,407	$318,860	$368,010	$336,463

Covista Inc.

Net Leverage

(unaudited)

(in thousands)

Twelve Months Ended
March 31, 2026
Covista:
Net income (GAAP)	$234,057
Loss from discontinued operations	15,620
Interest expense	46,489
Other income, net	(6,933)
Provision for income taxes	75,625
Depreciation and amortization	68,607
Stock-based compensation	41,512
Restructuring expense	5,616
Strategic advisory costs	23,932
Loss on assets held for sale	490
Adjusted EBITDA (non-GAAP)	$505,015

March 31, 2026
Long-term debt	$510,000
Less: Cash and cash equivalents	(146,977)
Net debt (non-GAAP)	$363,023

Net leverage (non-GAAP)	0.7 x